FINANCING  AND  SECURITY AGREEMENT

This Financing and Security Agreement is dated for purposes of reference July __, 2009, is by and between the undersigned, Lattice Incorporated whose address is 7150 North Park Drive, Suite 500, Pennsauken, NJ, Ricciardi Technologies, Inc. whose address is 2411 Dulles Corner Park, Suite 220, Herndon, VA, System Management Engineering, Inc. whose address is 2411 Dulles Corner Park, Suite 200, Herndon, VA (hereinafter collectively referred to as “CLIENT”) and ACTION CAPITAL CORPORATION (hereinafter referred to as “ACTION”), which has its executive office and principal place of business at 230 Peachtree St. NW, Suite 910, Atlanta, GA  30303.  CLIENT and ACTION agree as follows:

I.           PURPOSE OF AGREEMENT

CLIENT desires to obtain short-term financing by transferring and assigning to ACTION  acceptable accounts receivable.  The purpose of this financing is commercial in nature, and not for household, family, and/or personal use.  In the event CLIENT and ACTION are currently operating under an earlier agreement, this agreement is and shall be a modification and continuation of such earlier agreement and in the event of any inconsistencies or contradictions within the agreements, CLIENT and ACTION agree that the terms of this agreement shall control.

II.           DEFINITIONS

2.1
“ACCOUNT” means both present and future accounts, contract rights and other forms of obligations for the payment of money arising out of the sale by CLIENT of goods or the performance by CLIENT of services.

2.2
“ACCEPTABLE ACCOUNT” means an account offered by CLIENT to ACTION for transfer and assignment which account ACTION has reviewed and has, in its sole discretion, approved for purchase in whole or in part, and which account conforms to the warranties and terms set forth herein and in the Agreement for the Assignment of Invoices form accompanying each offer to transfer and assign.

2.3
“AFFILIATE” means any entity that CLIENT or any officer, shareholder, director or other principal of CLIENT or any spouse or other familial relative of such person shall have the power to direct the management and policies of such entity, directly or indirectly, whether through ownership of voting securities or otherwise.

2.4	“CUSTOMER” means CLIENT’s customer or the account debtor.

2.5	“INVOICE” means the document evidencing any ACCOUNT referenced in and made subject to any Agreement for the Assignment thereof entered into between the CLIENT and ACTION.

III.           WARRANTIES AND COVENANTS BY CLIENT

3.1
CLIENT’s business is solvent, and CLIENT is presently paying its debts.  CLIENT has never filed for bankruptcy under federal or state law or had an involuntary bankruptcy petition filed against it.  CLIENT is presently and shall continue to be compliant with all required tax payments and payment agreements and shall continue to make timely payment of all required taxes.

3.2
Each ACCOUNT offered for transfer and assignment to ACTION hereunder is and shall be, as of the time of such offer, a bona fide and existing obligation of CLIENT’s CUSTOMER for the payment of money arising out of the sale by CLIENT of goods or the performance by CLIENT of services, which is owed to CLIENT, and is, to the best of CLIENT’s knowledge, free from any liens, claims, disputes, off-sets or equities of third parties, that CLIENT is the lawful owner of and has good and undisputed title to the ACCOUNTs offered for transfer and assignment to ACTION hereunder, and that no ACCOUNT offered or to be offered for transfer and assignment to ACTION hereunder represents consigned or guaranteed sales, and that no ACCOUNT offered or to be offered for transfer and assignment shall be due from an AFFILIATE..

3.3
CLIENT has not transferred, pledged or granted a security interest in CLIENT’s ACCOUNTs to any other party and CLIENT will not transfer, pledge or grant a security interest to any other party in said ACCOUNTs for the term of this Agreement and for as long as CLIENT is indebted to ACTION hereunder.  Additionally, CLIENT will not transfer or assign ACCOUNTs except to ACTION for the period of this Agreement, and/or for as long as any indebtedness whatsoever remains owing by CLIENT to ACTION.

3.4
FINANCIAL INFORMATION: CLIENT will furnish ACTION financial statements as reasonably required by ACTION from time to time and will furnish ACTION, satisfactory proof of payment and/or compliance with all Federal, State and/or local tax requirements.  ACTION will keep any information it receives with respect to the financial or other records of CLIENT or CLIENT’s CUSTOMERS strictly confidential.  This covenant of confidentially survives this Agreement.

3.5
All financial records, statements, books or other documents shown to ACTION by CLIENT at any time, either before or after the signing of this Agreement, are true and accurate, to the best of CLIENT’s knowledge.

3.6
ACTION or any person designated by ACTION shall have the right at any time to inspect, audit, check and make copies or extracts from CLIENT’s books, records, journals, orders, receipts, and other correspondence and other data relating to CLIENT’s business and any other transaction between ACTION and CLIENT without hindrance or delay.

3.7	CLIENT will not, under any circumstances or in any manner whatsoever, interfere with any of ACTION’s rights under this Agreement.

3.8
CLIENT will promptly notify ACTION in writing of any change in the location of CLIENT’s place(s) of business, name, identity, legal entity, corporate structure, officers, principals, partners, and/or owners of CLIENT.

3.9	CLIENT has full power and authority to execute, deliver and perform this Agreement.

IV.           FURTHER PROMISES

4.1
SECURITY INTEREST/COLLATERAL: CLIENT gives to ACTION, as collateral for the repayment of any and all obligations and liabilities whatsoever of CLIENT to ACTION, a security interest, under the Uniform Commercial Code, in the following described property (hereinafter collectively called “Collateral”): All presently existing or hereafter arising, now owned or hereafter acquired accounts, accounts receivable, contract rights, chattel paper, documents, instruments, general intangibles, reserves, reserve accounts, rebates, and all books and records (including without limitation, customer lists, computer programs, print outs, and other computer material and records) pertaining to the foregoing and all proceeds of the foregoing property.

4.2	NOTIFICATION: ACTION will have the right under to notify any CUSTOMER to make payments directly to ACTION using the form of notification attached hereto as Exhibit A.

4.3
ASSIGNMENT: CLIENT shall from time to time at CLIENT’s option, transfer and assign ACCEPTABLE ACCOUNTs to ACTION, to be identified on a form known as ACTION’s Agreement for the Assignment of Invoices together with an exact copy of the original invoice and all supporting documents appropriate to CLIENT’s business and to the extent required an electronic file of the invoice information.

4.4	INTEREST AND FEES: ACTION agrees to provide financing to CLIENT for the fees as indicated below:

(a)
with respect advances outstanding hereunder, interest at a per annum rate equal to the Prime Rate of Wachovia Bank, N.A. (as such rate is announced from time to time, with changes in such rate to be effected on the first day of each month based on the Prime Rate in effect on the last business day of the prior month) plus one percent (1%) plus a monthly fee equal to three-quarters of one percent (0.75%), both to be billed monthly in arrears with payment due on the billing date.

(b)
all other out of pocket costs and expenses incurred by ACTION; nothwithstanding the foregoing, ACTION as of the date of this Agreement does not anticipate incurring any out-of-pocket costs except for any expenses it incurs relating to searches of public records in the State of Georgia related to public filings and costs associated with recordation of UCC-1 filings and costs incurred by ACTION for bank wire transfers if requested by CLIENT.

4.5
ADVANCE RATE: CLIENT may obtain from ACTION, subject to ACTION’s sole discretion, advances of up to ninety  percent (90%) of the net amount of ACCEPTABLE ACCOUNTs  transferred and assigned to ACTION hereunder.  Any amounts not advanced by ACTION hereunder may be held by ACTION and applied against charge-backs or any obligation of CLIENT to ACTION, known or anticipated, and shall not be due and payable to CLIENT until any and all obligations of CLIENT to ACTION are fully paid and/or satisfied.

4.6
RECOURSE: ACTION shall have full recourse against CLIENT when an ACCOUNT is not    paid by CUSTOMER when due, including without limitation, the right to charge-back any such ACCOUNT, if not paid within 90 days of the date of purchase.

4.7	DISPUTED ACCOUNTS: CLIENT will immediately notify ACTION and accept back from ACTION any ACCOUNT subject to a dispute between CUSTOMER and CLIENT of any kind whatsoever.

4.8
HOLD IN TRUST: CLIENT will hold in trust and safekeeping, as the property of ACTION, and immediately turn over to ACTION the identical check or other form of payment received by CLIENT, whenever any payment on any ACCOUNT comes into CLIENT’s possession; any failure by CLIENT in this regard constitutes a default under this Agreement (pursuant to SECTION V hereinbelow) and may result in civil and/or criminal actions against CLIENT and /or the person(s) responsible for such failure.

4.9
 RESPONSIBILITY FOR TAXES: All taxes and governmental charges with respect to goods or services represented by ACCOUNTs purchased by ACTION shall be the obligation and responsibility of CLIENT.  CLIENT has no obligation for ACTION’s income or property taxes or any other taxes with respect to ACTION’s business.

4.10	NOTICE OF LEVY: CLIENT will promptly notify ACTION of any material attachment, tax assessment or other legal process levied against CLIENT or any of CLIENT’s CUSTOMERS.

4.11
LEGAL FEES: Except as is prohibited by law, CLIENT shall pay to ACTION all reasonable costs and expenses, including without limitation attorney’s fees and expenses, and costs incurred by ACTION in the prosecution or enforcement of any of ACTION’s rights, claims or courses of action which arise out of, relate to or pertain to this Agreement.

4.12
POWER OF ATTORNEY: CLIENT hereby names, appoints, and constitutes ACTION and   its designees as CLIENT’s true and lawful attorney-in-fact, and does hereby request, authorize, empower and direct ACTION or its designee, for and in the name and instead of CLIENT, either in CLIENT’s name or ACTION’s name to:

(a)	compromise, adjust or settle any claim of a customer with respect to an ACCOUNT;

(b)	demand, sue for, collect and give release for any and all monies due or to become due on ACCOUNTs;

(c)	make any and all corrections or completions on any of the invoices or other documents constituting the ACCOUNTS;

(d)	endorse CLIENT’s name an any checks, drafts, instruments or other evidences of payment with respect to any ACCOUNT or to otherwise collect the same;

(e)	receive, open and dispose of all mail addressed to CLIENT with respect to any ACCOUNT; and

(f)
do all other acts and things necessary to carry out the purpose and intent of this agreement. All acts of ACTION as attorney-in-fact are hereby ratified and approved and ACTION shall not be liable for any errors of commission or omission nor for any error of or mistake of law or fact excepting acts constituting gross negligence or willful misconduct.  This power of attorney in coupled with an interest and is irrevocable for so long as CLIENT is indebted to ACTION; provided it shall be exercised only upon an event of default and the serving of written notice to CLIENT of ACTION’s invoking of the prescribed remedies for default .  The authority granted ACTION shall remain in full force and effect until all assigned accounts are paid in full and any indebtedness of CLIENT to ACTION is discharged.

4.13
ACH AUTHORIZATION:  In order to satisfy any of the obligations to ACTION under this Agreement, CLIENThereby authorizes ACTION to initiate electronic debit or credit entries through the Automated Clearing House system to any bank account maintained by CLIENT wherever located.

V.           DEFAULT

5.1	EVENTS OF DEFAULT: Any one or more of the following shall be a default hereunder:

(a)
CLIENT’s breach of any promise, covenant or warranty under this Agreement or any other agreements between CLIENT and ACTION or obligation of CLIENT to ACTION, including without limitation, payment of any indebtedness to ACTION when due;

(b)
the appointment of any receiver or trustee of all or a substantial portion of the assets of CLIENT; insolvency or inability to pay debts as they mature; a general assignment for the benefit of creditors; the voluntary or involuntary filing of a petition for relief under any bankruptcy or similar law;

(c)	issuance of any levies of attachment, executions, tax assessments or similar process against the Collateral;

(d)	CLIENT’s tender to ACTION of information that is knowingly false or incorrect in any material respect.

5.2
REMEDIES AFTER DEFAULT: In the event of any default, and upon serving written notice to CLIENT of such default and ACTION’s intent to avail itself of its remedies hereunder, ACTION may do any one or more of the following:

(a)	declare any indebtedness including outstanding ACCOUNTS purchased by ACTION, immediately due and payable;

(b)	notify any CUSTOMER of CLIENT to make payments directly to ACTION with respect to any and all ACCOUNTS of CLIENT;

(c)
require CLIENT to send copies of records and files pertaining to ACCOUNTs to ACTION and enter the premises of CLIENT and make copies of the COLLATERAL and the records pertaining to the ACCOUNTs and any other COLLATERAL;

(d)	hold CLIENT liable for any deficiency.

(e)	Invoke its authority under Sections 4.12 (a), (b), and (c) above and exercise its power of attorney in CLIENT’s stead to take any action set forth therein ACTION deems necessary.

VI.           MISCELLANEOUS

6.1
MAXIMUM ACCOUNT: The outstanding amount of CLIENT’s account with ACTION (that is, at any time, the unpaid and owing principal amount of advances made by ACTION to CLIENT) shall not exceed $3,000,000.00.

6.2	TERMINATION: This Agreement shall continue in full force and effect until terminated upon written notice of such termination by either party.

6.3	POST-TERMINATION: After termination CLIENT shall be liable to ACTION for the full and prompt payment of the full amount of ACCOUNTs which have been assigned to ACTION and are then outstanding and unpaid, disputed or undisputed, as well as any other indebtedness whatsoever. ACTION shall continue to have a security interest in the COLLATERAL of CLIENT until any existing indebtedness of CLIENT to ACTION is paid in full.

6.4
APPLICABLE LAW: This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia and shall be binding upon the successors, assigns and representatives of the parties hereto.  CLIENT and ACTION hereby agree that any suit, action, or proceeding arising out the subject matter hereof, or the interpretation, performance or breach of this Agreement shall be instituted in the Superior Court of the State of Georgia located in Atlanta, Fulton County, Georgia (hereinafter, “Fulton County Superior Court”).  CLIENT and ACTION hereby agree that Fulton County Superior Court is convenient to each party hereto and CLIENT and ACTION irrevocably submit to such jurisdiction, irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement, and forever waive any and all objections to jurisdiction or venue that each party may have under the laws of the State of Georgia or otherwise in those courts in any such suit, action or proceeding.  If any such proceeding is initiated in any other jurisdiction, CLIENT hereby waives any right to oppose any motion or application made by ACTION as a consequence of such proceeding having been commenced in a jurisdiction other than Fulton County Superior Court

6.5
ENTIRE AGREEMENT-AMENDMENT: This document contains the entire Agreement   between the parties as of the date specified below. This Agreement may be modified only by a written instrument executed by the parties hereto.

Executed and accepted this 17th day of July, 2009.

Attested By:	CLIENT: LATTICE INCORPORATED

Corporate Secretary
	BY:	/s/ Paul Burgess

SEAL	TITLE:	Chief Executive Officer

Attested By:	CLIENT: RICCIARDI TECHNOLOGIES, INC.

Corporate Secretary	BY:	/s/

SEAL	TITLE:	Vice President

Attested By:	CLIENT: SYSTEM MANAGEMENT ENGINEERING, INC.

Corporate Secretary	BY:	/s/

SEAL	TITLE:	President

ACTION: ACTION CAPITAL CORPORATION

	BY:	/s/

	TITLE:	President

EXHIBIT A

INSTRUMENT OF ASSIGNMENT

FOR VALUE RECEIVED and pursuant to the Assignment of Claims Act of 1940, as amended, 31 U.S. C. 3727, 41 U. S. C. 15, the undersigned contractor hereby assigns to:

Action Capital Corporation  (DUNS 04 547 0622) (CAGE CODE 0Z006)
P. O. Box 56346
Atlanta, GA  30343
EFT PAYMENT INFORMATION: Wachovia Bank N.A.
Routing #  061000227  Checking Acct # 2000124210282

All monies now due or to become due to from, and not already paid the United States of America to the undersigned under the following Contract:

CONTRACT  NUMBER:

THIS CONTRACT WAS ISSUED BY:

THIS CONTRACT WAS ISSUED TO:

THIS CONTRACT WAS ISSUED FOR:

_________________is hereby requested to remit all payments due under this Contract to the assignee.  We hereby certify that no other assignment has been made and that no additional assignment will be made.  Assignor authorizes payment of moneys now due or to become due to be made to the Assignee.

IN WITNESS WHEREOF, the undersigned Assignor has caused this assignment to be executed this ___th day of _____ , 2009.

(Assignor)

By:	(Signature)
(Print Name)
(Title)

AUTHORITY TO MAKE ASSIGNMENT

I, _____________________________________, certify that I am the Secretary of the corporation  named as Assignor herein; that _____________________________who executed this Assignment on behalf of the said  corporation was then President & CEO of the said corporation, acting for and on its behalf by authority of its governing body.

(Date)	(Signature)

(Corporate Seal)